EXHIBIT G-1

NEUBERGER BERMAN EQUITY FUNDS

Date of last
submission
		Date of last	of existing
		approval by	sub-advisory
	Date of	Trustees of the	agreement to vote
	sub-advisory	sub-advisory	of shareholders of
	agreement	agreement	each Fund
Neuberger Berman Century Fund	11/3/2003	9/25/2008	9/23/2003 (2)
Neuberger Berman Climate	11/3/2003	12/13/2007	5/1/2008 (1)
Change Fund
Neuberger Berman Emerging	11/3/2003	6/26/2008	10/7/2008 (1)
Markets Equity Fund
Neuberger Berman Equity	11/3/2003	9/25/2008	11/1/2006 (1)
Income Fund
Neuberger Berman Focus Fund	11/3/2003	9/25/2008	9/23/2003 (2)
Neuberger Berman Genesis Fund	11/3/2003	9/25/2008	9/23/2003 (2)
Neuberger Berman Guardian Fund	11/3/2003	9/25/2008	9/23/2003 (2)
Neuberger Berman International Fund	11/3/2003	9/25/2008	9/23/2003 (2)
Neuberger Berman International	11/3/2003	9/25/2008	6/13/2005 (1)
Institutional Fund
Neuberger Berman International	11/3/2003	9/25/2008	7/13/2006 (1)
Large Cap Fund
Neuberger Berman Large Cap	11/3/2003	9/25/2008	12/19/2007 (1)
Disciplined Growth Fund
Neuberger Berman Mid Cap	11/3/2003	9/25/2008	9/23/2003 (2)
Growth Fund (3)
Neuberger Berman Partners Fund	11/3/2003	9/25/2008	9/23/2003 (2)
Neuberger Berman Real Estate Fund	11/3/2003	9/25/2008	9/23/2003 (2)
Neuberger Berman Regency Fund	11/3/2003	9/25/2008	9/23/2003 (2)
Neuberger Berman Select	11/3/2003	9/25/2008	12/19/2007 (1)
Equities Fund
Neuberger Berman Small and	11/3/2003	9/25/2008	8/31/2006 (1)
Mid Cap Growth Fund (4)
Neuberger Berman Small Cap	11/3/2003	9/25/2008	9/23/2003 (2)
Growth Fund (5)
Neuberger Berman Socially	11/3/2003	9/25/2008	9/23/2003 (2)
Responsive Fund

(1)	Shareholder approval was obtained prior to the commencement of operations for the Fund by NB Management or its affiliate as the sole shareholder.

(2)	Shareholder approval was obtained after termination of the prior agreement due to the sale of NB Holdings, the parent company of NB Management, to LBHI.

(3)	Previously named Neuberger Berman Manhattan Fund.

(4)	Previously named Neuberger Berman All Cap Growth Fund.

(5)	Previously named Neuberger Berman Millennium Fund.

LEHMAN BROTHERS INCOME FUNDS

Date of last
submission
		Date of last	of existing
		approval by	sub-advisory
	Date of	Trustees of the	agreement to vote
	sub-advisory	sub-advisory	of shareholders of
	agreement	agreement	each Fund
Neuberger Berman Cash Reserves	11/3/2003	9/25/2008	9/23/2003 (2)
Neuberger Berman Core Bond Fund	5/31/2005	9/25/2008	6/10/2005 (1)
Neuberger Berman Government	12/18/2006	9/25/2008	9/23/2003 (1)
Money Fund
Neuberger Berman High Income	11/3/2003	9/25/2008	9/23/2003 (2)
Bond Fund
Neuberger Berman Municipal	11/3/2003	9/25/2008	9/23/2003 (2)
Money Fund
Neuberger Berman Municipal	11/3/2003	9/25/2008	9/23/2003 (2)
Securities Trust
Neuberger Berman New York	5/31/2005	9/25/2008	12/16/2005 (1)
Municipal Money Fund
Neuberger Berman Short Duration	11/3/2003	9/25/2008	9/23/2003 (2)
Bond Fund (3)
Neuberger Berman Strategic	11/3/2003	9/25/2008	9/23/2003 (2)
Income Fund
Neuberger Berman Tax-Free	9/10/2007	9/25/2008	12/16/2005 (1)
Money Fund

(1)	Shareholder approval was obtained prior to the commencement of operations for the Fund by NB Management or its affiliate as the sole shareholder.

(2)	Shareholder approval was obtained after termination of the prior agreement due to the sale of NB Holdings, the parent company of NB Management, to LBHI.

(3)	Previously named Neuberger Berman Limited Maturity Bond Fund.

LEHMAN BROTHERS INSTITUTIONAL LIQUIDITY FUNDS

Date of last
submission
		Date of last	of existing
		approval by	sub-advisory
	Date of	Trustees of the	agreement to vote
	sub-advisory	sub-advisory	of shareholders of
	agreement	agreement	each Fund
Neuberger Berman Treasury Fund (2)	12/15/08	12/5/08	12/18/2006 (1)

(1)	Effective December 15, 2008, the Fund was converted from a master-feeder structure to a single-tier structure. Shareholder approval was obtained prior to commencement of the master fund in which the Fund invested prior to December 15, 2008 by NB Management or its affiliates as the sole shareholder. The agreement with respect to the master fund is identical to the agreement currently in effect for the Fund except for the date of the agreement and the name of the fund as the contracting party to the agreement.

(2)	Previously named Treasury Portfolio.

NEUBERGER BERMAN INSTITUTIONAL LIQUIDITY SERIES

Date of last
submission
		Date of last	of existing
		approval by	sub-advisory
	Date of	Trustees of the	agreement to vote
	sub-advisory	sub-advisory	of shareholders of
	agreement	agreement	each Fund
Neuberger Berman Institutional	9/29/08	9/25/08	12/22/2004 (1)
Cash Fund
Neuberger Berman Prime Money Fund	9/29/08	9/25/08	12/22/2004 (1)

(1)	Effective September 29, 2008, the Fund was converted from a master-feeder structure to a single-tier structure. Shareholder approval was obtained prior to commencement of the master fund in which the Fund invested prior to September 29, 2008 by NB Management or its affiliates as the sole shareholder. The agreement with respect to the master fund is identical to the agreement currently in effect for the Fund except for the date of the agreement and the name of the fund as the contracting party to the agreement.